UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2020 (March 30, 2020)

ARCONIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-39126 (Commission File Number)	84-2745636 (I.R.S. Employer Identification Number)

	201 Isabella Street, Suite 200 Pittsburgh, Pennsylvania (Address of Principal Executive Offices)	15212-5872 (Zip Code)
(412) 992-2500 (Registrant’s telephone number, including area code)

Arconic Rolled Products Corporation (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Separation-Related Agreements

On March 31, 2020, Arconic Corporation (formerly known as Arconic Rolled Products Corporation) (the “Company”) entered into a Separation and Distribution Agreement with Howmet Aerospace Inc. (formerly known as Arconic Inc.) (“Parent”), pursuant to which Parent agreed to separate into two independent, publicly traded companies (the “Separation”) and distribute (the “Distribution”) all of the outstanding common stock of the Company to Parent stockholders who held shares of Parent common stock as of the close of business on March 19, 2020, the record date for the distribution. Parent distributed approximately 109,021,376 shares of common stock of the Company in the Distribution, which was effective at 12:01 a.m., Eastern Time, on April 1, 2020 (the “Effective Time”). As a result of the Distribution, the Company is now an independent public company and its common stock is listed under the symbol “ARNC” on the New York Stock Exchange.

In connection with the Separation and the Distribution, on March 31, 2020, the Company entered into various agreements with Parent to provide a framework for the Company’s relationship with Parent after the Separation and the Distribution, including the following agreements:

•	Separation and Distribution Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Howmet Aerospace Inc. to Arconic Corporation Patent, Know-How, and Trade Secret License Agreement;

•	Arconic Corporation to Howmet Aerospace Inc. Patent, Know-How, and Trade Secret License Agreement;

•	Arconic Corporation to Howmet Aerospace Inc. Trademark License Agreement (Arconic);

•	Arconic Corporation to Howmet Aerospace Inc. Trademark License Agreement (ARMX);

•	Master Agreement for Product Supply;

•	Second Supplemental Tax and Project Certificate and Agreement; and

•	Lease and Property Management Agreement.

Summaries of the material terms of these agreements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 30, 2020, which is incorporated herein by reference (the “2019 10-K”), under the section entitled “Certain Relationships and Related Transactions, and Director Independence.” These summaries are incorporated herein by reference. The foregoing descriptions of these agreements set forth under this Item 1.01 are not complete and are subject to, and qualified in their entirety by reference to, the full text of the agreements, which are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9 and 2.10 and are incorporated herein by reference.

Debt Arrangements

In connection with the Separation and the Distribution, on February 7, 2020, the Company completed an offering of $600 million aggregate principal amount of 6.125% Senior Secured Second-Lien Notes due 2028 (the “Notes”). The Notes were issued pursuant to an Indenture, dated February 7, 2020 (the “Indenture”), among the Company, the guarantors from time to time party thereto, U.S. Bank National Association, as trustee (the “Trustee”), U.S. Bank National Association, as collateral agent, and U.S. Bank National Association, as registrar, paying agent and authenticating agent.

Concurrently with the closing of the Notes on February 7, 2020, the Company deposited (i) the net proceeds from the offering of the Notes and (ii) an additional amount of cash sufficient to fund the redemption of the Notes at the maximum possible Special Mandatory Redemption Price (as defined in the Indenture) and to pay all regularly scheduled interest on the Notes to, but excluding, the latest possible redemption date for the Special Mandatory Redemption (as defined in the Indenture) (together, the “Escrowed Property”). On March 30, 2020, the Escrowed Property was released from escrow in connection with the Separation and the Distribution.

Notes Guarantees

The Notes were initially not guaranteed. On March 30, 2020, the Company, the Guarantors (as defined below), and the Trustee entered into a supplemental indenture (the “Supplemental Indenture”) to provide for guarantees of the Notes, on a senior secured second-priority basis, by each of the Company’s wholly owned domestic subsidiaries that are guarantors (the “Guarantors”) under the credit agreement among the Company, the designated borrowers from time to time party thereto, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, dated as of March 25, 2020 (the “Senior Credit Facilities”), in accordance with the terms of the Indenture. The Supplemental Indenture also provides that the Notes and the related guarantees are secured on a second-priority basis by liens on the assets of the Company and the Guarantors, subject to the Intercreditor Agreement (as defined below). Each of the Guarantors will be released from their Note guarantees upon the occurrence of certain events, including the release of such Guarantor from its obligations as Guarantor under the Senior Credit Facilities.

Maturity and Interest Payments

The Notes mature on February 15, 2028. Interest on the Notes accrues at 6.125% per annum and will be paid semi-annually, in arrears, on February 15 and August 15 of each year, commencing on August 15, 2020.

Intercreditor Agreement

Pursuant to an intercreditor agreement (the “Intercreditor Agreement”) between the administrative agent for the Senior Credit Facilities as the first-priority collateral agent, the Notes collateral agent as the second-priority collateral agent, the Company and the Guarantors, the liens securing the Notes are expressly made junior in priority to all liens that secure the Senior Credit Facilities and all future first-priority lien debt of the Company and the Guarantors. Consequently, the second-priority liens securing the Notes may not be enforced at any time when any obligations with respect to first-priority lien indebtedness are outstanding, subject to certain limited exceptions. In certain circumstances, a release of the liens securing the first-priority indebtedness will automatically trigger a release of the second-priority liens securing the Notes on the same collateral. The holders of first-priority lien debt will receive all proceeds from any realization on the collateral until all obligations secured by the first-priority liens are paid and discharged.

Redemption

On and after February 15, 2023, the Company may redeem all or a portion of the Notes at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth under the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. At any time prior to such date, the Company may redeem all or a portion of the Notes at the “make-whole” redemption prices set forth under the Indenture. Additionally, at any time prior to February 15, 2023, the Company may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds of certain equity offerings.

Certain Covenants

The Indenture limits the Company’s and its restricted subsidiaries’ ability to, among other things, make investments, loans, advances, guarantees and acquisitions; incur or guarantee additional debt and issue certain disqualified equity interests and preferred stock; make certain restricted payments, including a limit on dividends on equity securities or payments to redeem, repurchase or retire equity securities or other indebtedness; dispose of assets; create liens on assets to secure debt; engage in transactions with affiliates; enter into certain restrictive agreements; and consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of limitations and exceptions.

Additionally, upon certain events constituting a change of control under the Indenture, the Company will be required to make an offer to repurchase the Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Further, if the Company or its restricted subsidiaries sell assets, under certain circumstances and subject to certain conditions, the Company will be required to use any excess net proceeds of such sale above $100 million to offer to purchase outstanding Notes at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture or the agreements governing such first priority obligations or other second priority obligations.

Events of Default

The Indenture also provides for customary events of default, which, if any of them occurs, may cause the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to become, or to be declared, due and payable. Events of default (subject in certain cases to customary grace and cure periods) include, among others, default in payment of principal or premium on the Notes, default for 30 days or more in the payment of interest on the Notes, failure to perform or comply with certain obligations, covenants or agreements contained in the Indenture or the Notes, default under certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, certain events of bankruptcy or insolvency and failure of certain security interests to be valid, subject to certain limitations and exceptions.

The foregoing description of the Indenture and the Supplemental Indenture set forth under this Item 1.01 is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture and the Supplemental Indenture, which are attached hereto or incorporated by reference as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

In connection with the Separation and the Distribution, effective as of immediately prior to the Effective Time, the following individuals became executive officers of the Company, or those who had been previously serving in their positions continued as executive officers of the Company, as set forth in the table below:

Timothy D. Myers	Chief Executive Officer
Erick R. Asmussen	Executive Vice President and Chief Financial Officer
Mary E. Zik	Vice President, Controller
Melissa M. Miller	Executive Vice President and Chief Human Resources Officer
Diana C. Toman	Executive Vice President, Chief Legal Officer and Secretary
Mark J. Vrablec	Executive Vice President and Chief Commercial Officer

Biographical information about the Company’s executive officers can be found in the 2019 10-K under the sections entitled “Current Executive Officers” and “Additional Executive Officers Following the Distribution.” Compensation information for Timothy D. Myers, the Company’s named executive officer in 2019, can be found in the 2019 10-K under the section entitled “Executive Compensation.” These sections of the 2019 10-K are incorporated herein by reference.

Appointment of Directors

On February 13, 2020, when the Company’s Registration Statement on Form 10 (File No. 001-39162), initially publicly filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 17, 2019 and subsequently amended, was declared effective, the Board of Directors of the Company (the “Board”) consisted of Timothy D. Myers. On March 17, 2020, the day prior to the start of when-issued trading, the size of the Board expanded to consist of two directors, and Christopher L. Ayers was appointed to the Board and the Audit Committee, effective as of such date. In connection with the Separation and the Distribution, effective as of the Effective Time, the size of the Board expanded again to consist of 11 directors. Each of William F. Austen, Margaret “Peg” S. Billson, Austin G. Camporin, Jacques Croisetiere, Elmer L. Doty, Carol S. Eicher, Frederick “Fritz” A. Henderson, E. Stanley O’Neal and Jeffrey Stafeil was appointed to the Board effective as of the Effective Time. Timothy D. Myers and Christopher L. Ayers remain on the Board and will continue to serve as directors of the Company.

Biographical and compensation information for each of the directors appointed to the Board can be found in the 2019 10-K under the sections entitled “Current Board of Directors,” “Board of Directors Following the Distribution” and “Director Compensation,” which are incorporated by reference into this Item 5.02.

As of the effective time of their election to the Board:

•	Each of William F. Austen, Christopher L. Ayers, Jacques Croisetiere, and Jeffrey Stafeil were appointed to serve as members of the Audit Committee of the Board and effective as of the Effective Time, Jacques Croisetiere was appointed Chair of the Audit Committee;

•	Each of William F. Austen, Margaret “Peg” S. Billson, and E. Stanley O’Neal were appointed to serve as members of the Compensation and Benefits Committee of the Board and William F. Austen was appointed Chair of the Compensation and Benefits Committee;

•	Each of William F. Austen, Christopher L. Ayers, Austin G. Camporin, Jacques Croisetiere, and Jeffrey Stafeil were appointed to serve as members of the Finance Committee of the Board and effective as of the Effective Time, Jacques Croisetiere was appointed Chair of the Finance Committee;

•	Each of Carol S. Eicher, Frederick “Fritz” A. Henderson, and E. Stanley O’Neal were appointed to serve as members of the Governance and Nominating Committee of the Board and E. Stanley O’Neal was appointed Chair of the Governance and Nominating Committee; and

•	Frederick “Fritz” A. Henderson was appointed non-executive Chairman of the Board.

Adoption of Compensation Plans

In connection with the Separation and the Distribution, effective as of the Effective Time, the Company adopted the compensation plans listed below. The Company’s named executive officers are eligible to participate in these compensation plans.

•	Arconic Corporation 2020 Stock Incentive Plan;

•	Arconic Corporation Annual Cash Incentive Plan;

•	Arconic Corporation Change in Control Severance Plan;

•	Arconic Corporation Executive Severance Plan; and

•	Arconic Corporation Legal Fee Reimbursement Plan (the “Legal Fee Plan”).

The Legal Fee Plan entitles each participant in any of the Company’s nonqualified deferred compensation, supplemental pension, and other compensatory plans and agreements previously covered by a Parent grantor trust to payment of legal fees and expenses if, following a change in control, it is determined that the participant is seeking in good faith to enforce, or has successfully enforced, his or her right to payments or benefits that have become due under such a plan. Participants are eligible for reimbursement under the Legal Fee Plan only after exhausting the administrative claims procedure outlined in the applicable benefit plan or, in the case of a plan that does not have a claims procedure, after the Company fails to resolve the issue within 30 days of receiving written notice of a claim.

Summaries of certain material features of the above plans, other than the Legal Fee Plan, can be found in the 2019 10-K under the section entitled “Executive Compensation” and in the Company’s information statement, dated February 13, 2020, which is attached hereto as Exhibit 99.1 and incorporated herein by reference under the section entitled “Arconic Corporation 2020 Stock Incentive Plan.” The foregoing descriptions of these plans set forth under this Item 5.02 are not complete and are subject to, and qualified in their entirety by reference to, the full text of plans, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Separation and the Distribution, the Company filed a certificate of amendment of the Certificate of Incorporation (the “Split Amendment”) with the Secretary of State of the State of Delaware on March 18, 2020, which became effective as of such date. The Split Amendment increased the number of authorized shares of the common stock of the Company and effected a stock split of the outstanding shares of the common stock of the Company. The Company subsequently filed an amended and restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware on March 30, 2020, which became effective as of 11:59 p.m. on March 31, 2020. The Company also amended and restated its Bylaws (the “Amended and Restated Bylaws”), effective as of April 1, 2020. A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Information Statement, under the section entitled “Description of Arconic Corporation Capital Stock,” which is incorporated by reference into this Item 5.03. The foregoing descriptions of the Split Amendment, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are not complete and are subject to, and qualified in their entirety by reference to, the full text thereof, which are attached hereto as Exhibits 3.1(a), 3.1(b) and 3.2, respectively, and are incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Separation and the Distribution, the Board adopted Corporate Governance Guidelines, a Code of Ethics for the CEO, CFO and Other Financial Professionals and Business Conduct Policies. The documents are available on the Company’s website at www.arconic.com/investors. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated herein by reference.

Item 8.01	Other Events.

On April 1, 2020, the Company issued a press release announcing the completion of the Separation. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Separation and Distribution Agreement, dated as of March 31, 2020, by and between Arconic Inc. and Arconic Rolled Products Corporation

2.2	Tax Matters Agreement, dated as of March 31, 2020, by and between Arconic Inc. and Arconic Rolled Products Corporation

2.3	Employee Matters Agreement, dated as of March 31, 2020, by and between Arconic Inc. and Arconic Rolled Products Corporation

2.4	Patent, Know-How, and Trade Secret License Agreement, dated as of March 31, 2020, by and between Arconic Inc. and Arconic Rolled Products Corporation

2.5	Patent, Know-How, and Trade Secret License Agreement, dated as of March 31, 2020, by and between Arconic Rolled Products Corporation and Arconic Inc.

2.6	Trademark License Agreement, dated as of March 31, 2020, by and between Arconic Rolled Products Corporation and Arconic Inc.

2.7	Trademark License Agreement, dated as of March 31, 2020, by and between Arconic Inc. and Arconic Rolled Products Corporation

2.8	Master Agreement for Product Supply, dated as of March 31, 2020, by and between Arconic Massena LLC, Arconic Lafayette LLC, Arconic Davenport LLC and Arconic Inc.

2.9	Second Supplemental Tax and Project Certificate and Agreement, dated as of March 31, 2020, by and among Arconic Inc., Arconic Davenport LLC and Arconic Rolled Products Corporation

2.10	Lease and Property Management Agreement, dated as of March 31, 2020, by and between Arconic Inc. and Arconic Massena LLC

3.1(a)	First Amendment to the Certificate of Incorporation of Arconic Rolled Products Corporation

3.1(b)	Amended and Restated Certificate of Incorporation of Arconic Corporation

3.2	Amended and Restated Bylaws of Arconic Corporation

4.1	Indenture, among Arconic Rolled Products Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as trustee, U.S. Bank National Association, as collateral agent, and U.S. Bank National Association, as registrar, paying agent and authenticating agent, dated February 7, 2020 (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to Arconic Corporation’s registration statement on Form filed on February 7, 2020)

4.2	Supplemental Indenture, dated as of March 30, 2020, among each undersigned subsidiary of the Issuer, U.S. Bank National Association, as trustee and U.S. Bank National Association, as second priority collateral agent, authenticating agent, registrar and paying agent

10.1	Arconic Corporation 2020 Stock Incentive Plan

10.2	Arconic Corporation 2020 Annual Cash Incentive Plan

10.3	Arconic Corporation Change in Control Severance Plan

10.4	Arconic Corporation Executive Severance Plan

10.5	Arconic Corporation Legal Fee Reimbursement Plan

10.6	Arconic Corporation Deferred Fee Plan for Directors

10.7	Arconic Corporation Non-Employee Director Compensation Policy

99.1	Information Statement of Arconic Corporation, dated February 13, 2020

99.2	Press Release of Arconic Corporation, issued April 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC CORPORATION

By:	/s/ Diana C. Toman
	Name:	Diana C. Toman
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: April 3, 2020